Exhibit 10.17

EXECUTION VERSION

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SECOND AMENDED AND RESTATED
GREENSKY INSTALLMENT LOAN PROGRAM AGREEMENT

THIS SECOND AMENDED AND RESTATED GREENSKY INSTALLMENT LOAN PROGRAM AGREEMENT (“Agreement”), is made and entered into as of April 26, 2018 (“Effective Date”), by and among GREENSKY, LLC (f/k/a GreenSky Trade Credit, LLC), a Georgia limited liability company, with offices at 5565 Glenridge Connector, Suite 700, Atlanta, Georgia 30342 (“GreenSky”), and HOME DEPOT U.S.A., INC., a Delaware corporation and successor-in-interest to THD At-Home Services, Inc. (formerly a party to this Agreement), with offices at 2455 Paces Ferry Road, NW, Atlanta, Georgia 30339 (“Home Depot”). Third-party installation service providers authorized by Home Depot to provide installation services for customers of Home Depot as an agent of Home Depot are hereinafter referred to as “Authorized Service Providers”.

WHEREAS, GreenSky is the administrator of financing programs that facilitate point-of-sale financing provided by federally insured financial institutions (“Funding Participants”) to consumers to fund their purchases of goods or services from merchants;

WHEREAS, on May 12, 2010 (the “Original Agreement Effective Date”), GreenSky and Home Depot entered into a GreenSky Installment Loan Program Agreement dated as of May 12, 2010 (the “Original Agreement”) whereby unsecured installment loans were offered through a GreenSky-administered finance program to Home Depot customers for certain “in home” installation services only;

WHEREAS, on April 12, 2011 (the “Prior Agreement Effective Date”), GreenSky and Home Depot amended and restated the Original Agreement pursuant to an Amended and Restated GreenSky Installment Loan Program Agreement dated as of April 12, 2011 (the “Prior Agreement”) to expand the finance program administered by GreenSky to Home Depot pursuant to the Original Agreement to allow for installment loans to also be offered in Home Depot stores and online within the United States as part of a program to be known as the “Home Depot GreenSky Program”; and

WHEREAS, GreenSky and Home Depot desire to amend and restate the Prior Agreement in its entirety and replace it with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. THE AGREEMENT. GreenSky, on behalf of Funding Participants, will offer the Home Depot GreenSky Program (“Finance Program”) in accordance with the terms of this Agreement to customers of Home Depot for purposes of financing the purchase of certain in-home installation services offered by Home Depot, as set forth on Schedule 1 (“Services”), and any goods sold by Home Depot, whether in-store, online or otherwise (“Goods”), as may be purchased from time to time by such customers. The Services and Goods are collectively referred to as “Goods and Services”. By executing this Agreement, GreenSky and Home Depot expressly agree and acknowledge that the Prior Agreement is superseded, amended and replaced, in its entirety, by this Agreement.

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2. PROGRAM DESCRIPTION. Pursuant to the terms and conditions of this Agreement (as in effect from time to time), Home Depot and GreenSky have established the Finance Program for the purpose of making consumer credit available under the Finance Program commencing as of the Original Agreement Effective Date.

(a) Non-Discriminatory. GreenSky shall offer and make available the Finance Program to all customers of Home Depot for the Goods and Services regardless of race, color, sex, age, disability, religion, national origin, marital status, familial status, receipt of public assistance income, or exercising, in good faith, any rights under the Consumer Credit Protection Act; and neither Home Depot nor GreenSky shall treat customers, potential customers or applicants of Home Depot differently on any basis prohibited by law.

(b) Unsecured, Non-Recourse. The Finance Program is an unsecured, non-recourse program for Home Depot, meaning that GreenSky and Funding Participants shall not seek repayment from Home Depot (or from any of the Authorized Service Providers, if applicable) if any customer of Home Depot who has been approved for a loan under the Finance Program fails to repay the loan. Nothing in this Section 2(b) shall be construed or applied to limit the rights of GreenSky with respect to Section 16(b) of this Agreement.

(c) Exclusivity.

(i) Nothing contained herein shall restrict Home Depot’s right to contract with other lenders, financial institutions or similar providers of financial services to provide financing programs to customers of Home Depot. In the event that Home Depot elects to provide closed-end unsecured loans (a “Competing Financial Product”) through another provider, Home Depot shall provide GreenSky with thirty (30) days written notice prior to the commencement of the roll out of any such Competing Financial Product. In addition, Home Depot will not, and will not permit the provider of a Competing Financial Product to, promote a product that competes with any of the products provided for hereunder at a promotional level greater than the promotional level that Home Depot provides to the corresponding product hereunder. In the event that Home Depot enters into any new program for a Competing Financial Product with any other lender, financial institution of similar provider of financial services, Home Depot (including the Authorized Service Providers) will not base its decision on which lender’s loan application will be presented to the customer on the basis of such customer’s credit quality or location.

(ii) Except as set forth in Section 2(c)(iii) below, nothing contained herein shall restrict GreenSky’s right to provide financing programs to customers of other home improvement retailers or home installation service providers.

(iii) GreenSky agrees that:

(A) During the term of this Agreement and for a period of six (6) months following the date of termination of this Agreement, without prior written approval of Home Depot, GreenSky shall not, by itself or in conjunction with others, directly or indirectly issue, offer, operate, manage, advertise, market, promote, administer or enter into any arrangement with Lowe’s Companies, Inc., Sears, Roebuck and Co. or Menards, Inc. in the United States or Canada (including their respective subsidiaries and affiliates, the “Home Depot Competitors”); provided, however, that nothing in this Section 2(c)(iii)(A) shall prohibit GreenSky from performing

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its contractual obligations with the Home Depot Competitors existing as of the Prior Agreement Effective Date as disclosed on Schedule 2(c)(iii)(A);

(B) [*****]; and

(C) GreenSky shall not use any of the information obtained from Home Depot (including, without limitation, Home Depot Confidential Information, as defined in Section 10(a) below), for purposes of soliciting installment loan business directly from any home improvement retailers or installation service providers (including their respective subsidiaries and affiliates).

(d) Program Territory. The territory in which customer accounts under the Finance Program (“Accounts”) may be established shall consist solely of the United States of America (the “Territory”).

(e) Roll-Out. Under the Prior Agreement, Home Depot and GreenSky agreed to roll out Phase 1 of the Project Loan Product (as defined in subsection (f)(ii) below), as specified in Schedule 2(e), and to work together in good faith to achieve the subsequent roll-out schedule as set forth on Schedule 2(e) (the “Roll-Out”). If the requirements regarding Phase 1 or Phase 2 of the Roll-Out as set forth on Schedule 2(e) were not met for any reason other than a material breach of this Agreement by Home Depot, Home Depot, in its reasonable discretion, had the right to elect to terminate the Project Loan Product as provided for in Section 11(e).

(f) Financing Details.

(i) Financing Details for Services Product. GreenSky shall cause the Finance Program to continue to offer unsecured installment loans to Home Depot customers for certain “in home” installation services that were offered pursuant to the Original Agreement (“Services Product”) on the terms set forth on Schedule 2(f)(i). Customers participating in the Services Product may make a one (I) time purchase during the initial ninety (90) day period immediately following GreenSky’s approval of the customer’s Credit Application (defined below). As used in this Agreement the “Services Loan Agreement” shall mean the Services Product loan agreement. As used in this Agreement the “Purchase Period” shall mean the ninety (90) day period immediately following GreenSky’s approval of the customer’s Credit Application for the Services Product and the six (6) month period immediately following a customer’s acceptance of the Project Loan Agreement (defined below).

(ii) Financing Details for the Home Depot Project Loan Product. GreenSky shall cause the Finance Program to offer customers of Home Depot the Home Depot Project Loan Product (“Project Loan Product”). Customers participating in the Project Loan Product may make multiple purchases during the Purchase Period following the customer’s acceptance of the Project Loan Product loan agreement (“Project Loan Agreement”), provided that such purchases may not, in the aggregate, exceed the maximum loan amount approved by GreenSky. GreenSky shall not approve purchases of Goods and Services during such Purchase Period that exceed the aggregate maximum loan amount (even if the customer has repaid some or all of the previously outstanding amounts). GreenSky may increase the maximum loan amount during the Purchase Period; however, GreenSky shall, at all times, administer the Finance Program and all related financial services and products in a way that does not cause an open-ended line of credit to be created. The minimum loan amount (“Financing”) that any customer may be approved for in connection with the Project Loan Product shall be One Thousand Dollars ($1,000) or such other amount agreed upon by the parties to this Agreement in writing. If the customer’s total purchases are less

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than or equal to One Thousand Dollars ($1,000), the payoff period shall be twelve (12) months following the end of the Purchase Period. If the customer spends in excess of $1,000, the payoff period shall be seven (7) years following the end of the Purchase Period; provided, however, the parties to this Agreement may elect to adjust such seven (7) year period, upward or downward, upon their written mutual consent. Unless Home Depot and GreenSky agree otherwise, interest only payments shall be due during the Purchase Period. Following the Roll-Out, if Home Depot so desires, Home Depot and GreenSky shall cooperate to develop longer interest and payment free periods with corresponding adjustments to the economics for GreenSky.

(iii) Financing Details for Other Products. Home Depot and GreenSky may agree to offer Home Depot’s customers other financing products on terms agreed upon in writing by the parties to this Agreement.

(g) Merchant Discount. The merchant discount fees that shall be effective as of the Effective Date are set forth in Schedule 6(b)(ii) (the “Merchant Discount Fees”). Any processing fees or other fees due from Home Depot to MasterCard or any other card network shall be payable by Home Depot. Any processing fees or other fees due from GreenSky to MasterCard or any other card network shall be payable by GreenSky. In no event shall GreenSky be responsible for payment of Merchant Discount Fees to MasterCard or any other card network and in no event shall Home Depot be responsible for payment of any fees, fines or assessments owed by GreenSky to MasterCard or any other card network for GreenSky’s participation in such network.

3. Program Obligations. Subject to the terms and conditions of this Agreement, during the Term and within the Territory, GreenSky and Home Depot shall have the following obligations:

(a) GreenSky’s Obligations. Subject to the terms and conditions of this Agreement, GreenSky shall perform, or subcontract with third parties to perform, the following tasks and such other tasks as Home Depot and GreenSky shall mutually agree:

(i) develop, operate, administer, and maintain all pertinent books and records reflecting data with respect to the Finance Program, whether generated by GreenSky or otherwise in GreenSky’s possession;

(ii) for approved customers of the Project Loan Product, issue a Home Depot project loan card (a “Project Loan Card”) to each customer of Home Depot in accordance with the terms of this Agreement and applicable law to allow such Accountholders (defined below) to access funds approved to be advanced to such Accountholders by GreenSky pursuant to the Project Loan Product;

(iii) on behalf of Funding Participants, authorize the Accountholders to make Purchases (as defined below) on their Accounts, extend credit to the Accountholders in connection therewith, and fund all receivables under the Project Loan Cards, in each case in accordance with this Agreement, the Project Loan Agreements and applicable law. As used herein, “Accountholders” shall mean customers approved by GreenSky for the Project Loan Product who have accepted the Project Loan Agreement and customers approved by GreenSky for the Services Product who have accepted the Services Loan Agreement;

(iv) on behalf of Funding Participants, conduct all underwriting, billing, customer service functions, collections and accounting activities pertaining to the Accounts;

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(v) bear all credit and fraud risk associated with the Finance Program (excluding those Accounts subject to the fraud of Home Depot personnel and amounts subject to chargeback to the extent provided in Section 3(b)(ix) and Section 6(c) of this Agreement);

(vi) provide Home Depot with the initial forms of Credit Applications and any replacement forms of Credit Applications necessitated by a change in law (and GreenSky shall promptly notify Home Depot of any changes in law that will necessitate a change in the form of Credit Application);

(vii) provide Home Depot updates of forms of credit disclosures and procedures for the use by Home Depot in connection with advertising, marketing and promoting the Finance Program (“Standard Disclosures”), which GreenSky shall promptly revise as a result of changes in law applicable to the Finance Program (and GreenSky shall promptly notify Home Depot of any changes in law applicable to the Finance Program that prompts or requires such revisions);

(viii) ensure that the Finance Program complies with all applicable laws and regulations and that GreenSky’s conduct of its activities and administration of the Finance Program complies with applicable law and regulations, including without limitation, all laws and regulations governing Account documentation, customer disclosure, money transmission, requirements related to loan brokers and related licenses and approvals, and all rules and regulations of MasterCard or any other applicable payment network. In addition, subject to Home Depot’s reasonable cooperation in connection therewith, GreenSky shall provide its consumer-facing internet services related to the Finance Program in a way that complies in all material respects with the requirements of the Americans with Disabilities Act and any guidance or regulations provided by any governmental authority in connection with or related thereto (the “ADA”) and such services provided by GreenSky and the Funding Participants in connection with the Finance Program will not cause Home Depot to violate Home Depot’s obligations under the ADA in a material respect with respect to its customers;

(ix) monitor legal developments related to the Finance Program and advise Home Depot in writing of developments with respect to the federal and state laws and regulations applicable to the products offered by GreenSky hereunder that impact Home Depot’s compliance with laws and regulations as a result of its participation in the Finance Program (but, for the avoidance of doubt, not laws and regulations that would, absent of the Finance Program, be applicable to Home Depot but not GreenSky in the operation of its business);

(x) in consultation with Home Depot, provide training and informational support materials for Home Depot store personnel in support of the Finance Program;

(xi) assist Home Depot as requested with developing annual marketing budgets and an Annual Marketing Plan (as defined in Section 9(a)(i));

(xii) subject to the mutual agreement between Home Depot and GreenSky in regard to form and format, track Accountholder purchase activity and maintain or develop, as applicable, capabilities for Home Depot to offer promotions based on SKU (or similar terms) level Purchase data;

(xiii) provide customized reports to Home Depot regarding the Finance Program in accordance with this Agreement or as otherwise reasonably requested by Home Depot from time to time;

(xiv) in consultation with Home Depot, develop, implement and maintain the technical and operational systems required to support the Finance Program (including data security, outage

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and paperless applications), to the extent required by this Agreement or as otherwise agreed to in writing by Home Depot and GreenSky;

(xv) provide sufficient training to its personnel regarding the Finance Program and Home Depot’s business; and

(xvi) maintain a disaster recovery plan reasonably acceptable to Home Depot (the “Disaster Recovery Plan”), which GreenSky shall test regularly (but no less frequently than annually) in accordance with its internal procedures, as well as systems, equipment, facilities and trained personnel sufficient to recover and thereafter perform GreenSky’s basic obligations under this Agreement in the event of a disaster. Home Depot shall have the right to review, upon reasonable request, current copies of those portions of the Disaster Recovery Plan that are reasonably related to the Finance Program as well as the results of any of GreenSky’s tests of such portions. GreenSky may make changes to the Disaster Recovery Plan from time to time without Home Depot’s consent; provided, however, that such changes do not decrease the level of protection offered by the Disaster Recovery Plan. GreenSky shall promptly permit Home Depot to review any updated, revised, amended or restated portions of the Disaster Recovery Plan that reasonably relate to the Finance Program. If Home Depot identifies a potential disaster that is not reasonably anticipated by any portion of the Disaster Recovery Plan provided to it pursuant to this provision, it shall notify GreenSky and GreenSky shall take a commercially reasonable course of action to address such concern. The performance of any tests and the resolution of any issues or problems identified in such tests shall be performed at the sole discretion and expense of GreenSky.

(b) Home Depot Obligations. Subject to the terms and conditions of this Agreement, Home Depot shall perform the following tasks and such other tasks as Home Depot and GreenSky shall mutually agree:

(i) with respect to Financing for in-home installation of Goods and Services (“In-Home Financing”), execute either a written agreement or other agreement permitted by law with each customer, prior to the sale of any Goods and/or commencement of any Services to be performed at the property of such customer, describing the Goods and Services to be sold and/or performed and including a quote for such Goods and Services and any related expenses;

(ii) subject to the prior approval and authorization for Financing by GreenSky (the form of which shall be mutually agreed to by the parties to this Agreement), provide a receipt to each customer indicating the Goods and Services sold;

(iii) with respect to the Project Loan Product, maintain point-of-sale devices and technical and operational systems and equipment necessary to support acceptance of Project Loan Cards at Home Depot store locations;

(iv) bear the cost of replenishing the stock of Credit Applications and Standard Disclosures (as determined by Home Depot), other than replacements due to changes to the Credit Applications and Standard Disclosures necessitated by a change in law as contemplated in Section 3(a)(vi) above;

(v) provide the appropriate resources, as determined by Home Depot, to support, but not guarantee, the minimum volume goals contemplated under this Agreement;

(vi) develop annual marketing budgets and Annual Marketing Plans;

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(vii) comply with laws and regulations applicable to Home Depot’s conduct of its activities with respect to the Finance Program; provided, that GreenSky has advised Home Depot of such requirement pursuant to the terms of Section 3(a)(ix);

(viii) in consultation with GreenSky, provide training and information support materials for Home Depot store personnel in connection with the Finance Program, which materials Home Depot shall be responsible for disseminating to Home Depot personnel involved with the Finance Program; and

(ix) (A) bear all credit and fraud risk associated with Accounts due to fraud committed by Home Depot personnel, (B) verify identity of the customer through a driver’s license or other appropriate means, and (C) be responsible for amounts subject to chargeback to the extent specified pursuant to (i) mutually agreed upon written procedures entered into by GreenSky and Home Depot or (ii) the MasterCard procedures specified pursuant to Home Depot’s current merchant agreement with First Data Services, LLC and HSBC Bank USA, N.A., and otherwise applicable to any other Home Depot transaction (the “MasterCard Procedures”). Home Depot represents to GreenSky that the MasterCard Procedures referenced in the aforementioned merchant agreement include a right of chargeback and a commitment to comply with the standard MasterCard rules and regulations.

(c) Branding. Unless otherwise directed by Home Depot or required by applicable law, all customer communications regarding the Finance Program, whether by internet, paper, email or other method, and all plastic cards issued in connection with the Finance Program, shall prominently display the Home Depot Trademarks. GreenSky shall display GreenSky Marks and the name, logo or trademark of a third-party lender that has been approved by GreenSky to provide financing under the Finance Program on the back of plastic cards issued in connection with the Finance Program or on any such customer communications in a manner determined by GreenSky, in its commercially reasonable judgment and in accordance with applicable law. In addition, to the extent Home Depot deems appropriate, all communication shall state clearly that Home Depot is not the lender. Home Depot shall own the designs for all customized plastic cards, excluding a GreenSky Mark or name, logo or trademark of a third-party lender that has been approved to provide financing under the Finance Program. Further, GreenSky shall clearly communicate its role in servicing the Finance Program and the role of the respective third-party lender of record providing financing under the Finance Program to Accountholders.

(d) Absentee Transactions; In-Store Payments.

To the extent permitted by the MasterCard Procedures, Home Depot may, pursuant to the terms of this Agreement and Section 3(e), engage in “card-not-present” purchase transactions with Accountholders utilizing the phone, computer, internet or any other electronic device or by any other direct access medium or method where the Accountholder is not present (each an “Absentee Transaction”).

(e) Fraud Management. Home Depot and GreenSky shall perform all commercially reasonable security functions to minimize fraud in the Finance Program due to lost, stolen or counterfeit plastic cards issued in connection with the Finance Program, fraudulent Credit Applications (as defined in Section 5(a)(i)) and transaction fraud. GreenSky agrees to commit commercially reasonable systems and other resources, with respect to the development, establishment and implementation of fraud mitigation strategies, procedures and techniques in connection with all transactions. During the Term, GreenSky agrees to utilize current payment card industry standards and practices for fraud mitigation in connection with all transactions. GreenSky shall develop and implement such commercially reasonable procedures taking into account appropriate servicing of Home Depot customers that shall, among other things, be

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consistent with the following: the prevailing industry practices of such technology supporting on-line financial transactions that are comparable to the size, complexity and geographical scope of this Agreement; the prevailing industry practices relating to mitigation techniques and practices in addressing identity fraud; and the prevailing technology developments in the on-line environment for e-commerce activity that is critically supported by card transactions, including but not limited to address verification procedures; and other salient mitigation procedures and techniques that will be useful in the operation of the Finance Program and processing transactions. GreenSky agrees that it shall provide Home Depot with reasonable prior written notice, including the proposed implementation schedule, of any material change to any aspect of the Finance Program fraud management policies and procedures. If, in Home Depot’s reasonable commercial judgment, the change proposed by GreenSky would reasonably be expected to have an adverse effect on Home Depot’s sales, the operation of the Home Depot business, or the Finance Program, and upon further discussion with GreenSky the issue cannot be mutually resolved, Home Depot may terminate this Agreement upon thirty (30) days notice.

(f) Responsibility for Funding Participants and Finance Program. [*****]

4. RATES AND TERMS. The rates and terms of financing, including the APR, to be offered to customers of Home Depot for the Goods and Services under the Finance Program (“Rates and Terms”) as of the Effective Date are set forth on Schedule 4. GreenSky may prospectively change or modify the Rates and Terms (including financing rates) with at least ninety (90) days prior written notice to Home Depot; provided, however, that GreenSky shall provide Home Depot, in writing and in reasonable detail, its rationale for such change, together with benchmarking data, including, but not limited to 5-year Treasury rate trends, internal costs and competitive offerings, that demonstrates how the Finance Program will stack up in the market following such proposed change. Notwithstanding the foregoing, GreenSky may prospectively change the financing rates for the Finance Program to reflect changes in market rates upon only thirty (30) days prior written notice to Home Depot, provided that GreenSky shall provide Home Depot with such notice, also in writing and in reasonable detail, its rationale for such change, together with benchmarking data, as described above, that demonstrates how the Finance Program will compare to similar products in the market following such proposed change. If GreenSky proposes an increase in the Rates and Terms as contemplated herein, and Home Depot disputes GreenSky’s rationale for such increase, a mutually agreed upon third-party provider shall be promptly retained by GreenSky, at GreenSky’s sole cost and expense, to assess the competitiveness of the Finance Program, as modified by GreenSky’s proposed increase. If the parties do not agree upon the third-party provider, each shall select a provider and such providers shall select the third party provider to perform the benchmarking study. The parties shall mutually agree upon the factors to be considered in the benchmarking study. In the event the results of the benchmarking study reveal that the Finance Program, as modified, is no longer competitive, the Rates and Terms shall not be increased as GreenSky proposed but shall remain at the then current Rates and Terms.

5. SUBMISSION AND APPROVAL OF CREDIT APPLICATION; NO CREDIT GUARANTEE.

(a) With respect to “in-home” or “in-store” transactions Home Depot (including the Authorized Service Providers) may deliver Loan Documents (as defined in subsection (ii) below) to any customer seeking financing under the Finance Program and may, with a customer’s prior written consent, perform the following on behalf of the customer:

(i) submit a completed GreenSky-provided credit application, substantially in the form set forth on Schedule 5(a)(i) attached hereto (“Credit Application”), to GreenSky by such means as mutually agreed upon in writing by the parties (including by electronic submission); and

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(ii) receive, and forward to the Accountholder, loan documents, associated Truth-in-Lending Act disclosures and other documentation and communications from GreenSky, on behalf of itself and Funding Participants (including documentation regarding online customer accounts and describing GreenSky’s rights to collect from past due Accountholders), substantially in the form set forth in Schedule 5(a)(i)(ii) attached hereto (“Loan Documents”). Neither the Credit Application nor the Loan Documents may be changed or modified except as mutually agreed upon in writing by the parties, except that GreenSky may, upon notice to Home Depot, change the Loan Documents to the extent required to reflect the requirements of applicable law.

(b) Home Depot may, at its option, include a link on a webpage located on www.HomeDepot.com (“THD Website”) to the Finance Program’s online Credit Application located at the GreenSky Website. GreenSky shall, at its sole cost and expense, develop a dedicated webpage on the GreenSky Website for the sole purpose of offering and promoting the Finance Program. Such webpage shall prominently feature an electronic Credit Application. Upon submittal of a Credit Application by a customer, GreenSky shall process such Credit Application and provide customers with all Loan Documents and any other required notices and materials. GreenSky agrees to develop the aforementioned dedicated Finance Program webpage on or before October 1, 2014.

(c) Credit Applications shall be processed as set forth in this Section 5 and upon mutually agreed upon written procedures.

(d) Upon submission of the Credit Application to GreenSky either at point-of-sale (via telephonic or electronic means) or online at the GreenSky Website, GreenSky shall use an “instant decisioning” process to immediately notify the customer and Home Depot (including, when known, the Authorized Service Providers) of the approval status of the Credit Application (including whether the Credit Application requires additional information from the customer) in a manner reasonable and agreeable to Home Depot. In the event the Credit Application requires manual processing or requires additional information, GreenSky shall in each case immediately, but not later than within one Business Day of receipt of the Credit Application or such additional information, communicate to the customer and to Home Depot whether the Credit Application has been approved or declined in a manner reasonable and agreeable to Home Depot. GreenSky is responsible for the content of all notices of approval or declination required to be provided to customers, including, but not limited to, Accountholders, pursuant to applicable law and, except where Home Depot’s and GreenSky’s standard written practices provide for Home Depot to deliver notice of approval (in which event Home Depot shall be responsible for the delivery), the delivery of all such notices. In addition, GreenSky shall be responsible for the content and delivery of any subsequent notices, including, for example, any notice of the final payment amount. “Business Day” shall mean a day that banks are generally open for business in Atlanta, Georgia and shall exclude Saturdays, Sundays and legal holidays.

(e) In the event a material adverse change in an Accountholder’s financial status occurs (including, without limitation, death, bankruptcy, destruction of the underlying premises with respect to the Services Product or a similar matter), during the applicable Purchase Period, GreenSky shall have the right to reduce such Accountholder’s line of credit. GreenSky shall immediately notify Home Depot and the Accountholder of such reduction. Absent a material adverse change in an Accountholder’s financial status as contemplated in the preceding sentence, amounts that have been approved for funding under the Finance Program shall either be (i) committed by a federally-insured financial institution, or (ii) deposited in an escrow account, and shall remain in escrow until the payment of such amounts to Home Depot in accordance with the terms of this Agreement. Such commitment or escrow shall remain valid (i) during the Purchase Period for the Services Product, (ii) during the Purchase Period for the Project Loan

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Product, and (iii) for such period of time as agreed to by the parties to this Agreement for future products, if any, offered under the Finance Program.

(f) Under no circumstances shall Home Depot (or any of the Authorized Service Providers) be required to co-sign or otherwise guarantee any credit on behalf of its customers participating in the Finance Program. Home Depot (including the Authorized Service Providers) makes no representations or guarantees to GreenSky with respect to the financing volume to be generated under the Finance Program and has no volume requirements with regard to the number of applications that must be submitted.

(g) Except as otherwise provided by Section 2(a) and Schedule 4, nothing in this Agreement shall limit the ability of GreenSky, on behalf of Funding Participants, to evaluate the creditworthiness of each applicant and make the determination, at GreenSky’s sole discretion and in accordance with applicable law, to approve or deny a Credit Application to grant or otherwise extend credit to the applicant under the Finance Program.

(h) Schedule 5(g) sets forth certain key targets of the approval rates and accommodation rates for the Finance Program. GreenSky shall administer the Finance Program, in cooperation with Home Depot, pursuant to the terms set forth on Schedule 5(g).

6. PAYMENT. Payments due to Home Depot from GreenSky under this Agreement for Goods and Services with respect to any loan made to a customer under the Finance Program (including the existing Services Product) are hereinafter referred to as “Payments.”

(a) In-Home Financing.

(i) Payment for Services. With regard to In-Home Financing, upon GreenSky’s receipt of a completed executed Services Loan Agreement and certificate of completion, substantially in the form set forth on Schedule 6(a)(i) attached hereto, (“Certificate of Completion”), both of which are executed by the customer (or customers or co-signors, as the case may be), Home Depot shall be entitled to receive Payment for the Goods and Services from GreenSky or Funding Participants, in the amount of the loan to the Accountholder, minus any applicable down payment paid to Home Depot, if any. At such time as a MasterCard purchasing method is implemented, Home Depot and GreenSky shall agree to an alternate to the Certificate of Completion. GreenSky shall not reduce the Accountholder’s line of credit, as contemplated in Section 5(d) above, below the amount funded to Home Depot.

(ii) Requirements. Upon satisfaction of the requirements in Section 6(a)(i) above, GreenSky shall immediately make or, on behalf of Funding Participants, forward the Payment in full to Home Depot. Home Depot agrees that it shall have no claims against GreenSky for payment upon Home Depot’s receipt of the Payment with respect to the Services completed in accordance with Section 6(a)(i) above. In addition, Home Depot agrees that GreenSky is not responsible for making or forwarding the Payment, or any portion thereof, until the requirement set forth in 6(a)(i) above has been satisfied. All such Payments will be made in full by MasterCard Based Transfers or such other method as Home Depot and GreenSky agree to in writing. As used in this Agreement, with respect to Payments made to Home Depot under Section 6(a), “MasterCard Based Transfers” shall mean GreenSky’s Payments to Home Depot, on behalf of Funding Participants, using GreenSky’s credit card account with MasterCard.

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(b) In-Store Financing.

(i) Settlement.

(A) All Charge Transaction Data (as defined in this subsection) will be electronically submitted to GreenSky on a daily basis, and all charge slips shall be electronically maintained by Home Depot and made available to GreenSky. GreenSky shall not use the Charge Transaction Data, the charge slips or any information derived therefrom (other than aggregated non-customer specific information), for any purpose other than the administration of the Finance Program, whether during or after the Term, without Home Depot’s prior written consent. For purposes of this Agreement, “Charge Transaction Data” shall mean Account or Accountholder identification and transaction information with regard to each purchase of Goods or Services (“Purchases”) by Accountholders under Accountholder Agreements and each return of a purchase of Goods for credit to the applicable Accounts, which data shall be transmitted by Home Depot to GreenSky in accordance with this Agreement and Home Depot’s procedures.

(B) Unless otherwise agreed to by Home Depot in writing, at all times during the Term, GreenSky shall establish and maintain, either directly or indirectly via GreenSky’s third-party credit card processor, a relationship with MasterCard whereby GreenSky shall cause MasterCard to provide all authorization and settlement services required for transactions conducted with Project Loan Cards pursuant to the Finance Program. Further, GreenSky shall qualify with, and maintain its qualification with MasterCard in order to provide the services set forth in this Agreement.

(C) During the Term, upon receipt, verification and processing of Charge Transaction Data by MasterCard, GreenSky, on behalf of Funding Participants, shall immediately make Payment in full to Home Depot by MasterCard Based Transfers or such other method as Home Depot and GreenSky agree to in writing. With respect to Payments made to Home Depot under Section 6(b), “MasterCard Based Transfers” shall mean Payments made to Home Depot by Accountholders using individual access devices issued by GreenSky. GreenSky shall not reduce the Accountholder’s line of credit, as contemplated in Section 5(d) above, below the sum of any previously authorized transactions for such Accountholder in accordance with Section 5(c) above. Home Depot shall immediately make payment to GreenSky, on behalf of Funding Participants, by credit card based transfers or such other method as Home Depot and GreenSky agree to in writing of undisputed credits or adjustments relating to returns of Purchases.

(D) GreenSky may not replace MasterCard with a different service provided or assume the authorization and settlement functions performed by MasterCard without Home Depot’s prior written consent. If Home Depot elects, in its sole discretion, to provide such consent, then GreenSky and Home Depot shall enter into an amendment to this Agreement to reflect the revised authorization and settlement terms.

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(E) Consistent with this Agreement, Home Depot and GreenSky acknowledge that Payments may be settled directly between GreenSky and Home Depot, instead of through MasterCard or another third party payment card network. Should Home Depot wish to implement such a direct settlement process, GreenSky agrees to devote appropriate resources to such implementation and to bear all of its own costs with respect thereto as soon as mutually agreeable authorization and settlement terms and system changes can be agreed to.

(ii) Home Depot shall have the right to cause, during normal business hours and upon no less than thirty (30) days written notice to GreenSky, a reputable independent third-party auditor (which auditor shall not be currently engaged by either of the parties) to audit and review the books and records of GreenSky and certify GreenSky’s compliance with all of the material financial terms, quantifiable service standards and reporting obligations of GreenSky as contemplated by this Agreement. If such audit reveals that GreenSky materially breached the financial terms of this Agreement, then GreenSky shall pay the costs of the audit. Otherwise, Home Depot shall pay all costs associated with such audit.

(c) MasterCard Chargebacks. Purchases of Goods and/or Services made by Accountholders utilizing individual access devices issued by GreenSky will be processed by MasterCard and all related chargebacks, if any, will be processed in accordance with applicable MasterCard Procedures.

(d) GreenSky Chargebacks. Chargebacks for purchases of Goods and/or Services made by Accountholders via GreenSky’s MasterCard account, and not processed by MasterCard, if any, will follow the procedures set forth in Sections (6)(d)(i)-(iv) below.

(i) The chargeback procedures which allow GreenSky, on behalf of Funding Participants, to charge back to Home Depot all or a portion of the amount evidenced by any charge slip or Certificate of Completion, in connection with a Purchase of Goods and Services (a “Charge Slip”), or credit slip, in connection with a return of a Purchase of a Good (a “Credit Slip”) are set forth below. These chargeback procedures will apply if, with respect to such Charge Slip, Credit Slip, or the underlying transaction:

(A) Any presentment warranty made by Home Depot proves to be false or inaccurate in any material respect;

(B) The Accountholder asserts any claim or defense against GreenSky as a result of any undisputed act or omission of Home Depot in violation of any applicable law;

(C) The Accountholder disputes a Charge Slip and Home Depot cannot supply GreenSky with a paper or electronic copy of the Charge Slip within the period required by law, or as set forth in the mutually agreed upon written procedures;

(D) The chargeback rights with respect to Absentee Transactions are applicable to the extent provided by mutually agreed upon procedures;

(ii) In its reasonable discretion but upon prior notice to Home Depot, GreenSky may compromise and settle any claim made by any Accountholder if such claim may give GreenSky a right to chargeback in accordance with Section 6(c)(ii). GreenSky may settle such claim in an

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amount equal to the amount paid for the disputed Goods and Services, not to exceed the face amount of any Charge Slip or Credit Slip. In the event of any such compromise or settlement, GreenSky’s right to chargeback shall be limited to the actual amount so compromised.

(iii) If GreenSky exercises its right of chargeback in accordance with this Agreement, GreenSky shall set off or recoup amounts charged back against any sums due Home Depot under this Agreement or, if chargebacks exceed sums due Home Depot, GreenSky may demand payment from Home Depot for the full amount of such excess by netting such amounts against amounts due to Home Depot pursuant to Section 6(b)(i). If the full face amount or any portion thereof of any Charge Slip is charged back, GreenSky shall assign, without recourse, all right to payment for such Charge Slip or portion thereof to Home Depot upon Home Depot’s request.

(iv) In the event that (i) an Accountholder asserts any claims or defenses directly against GreenSky or a Funding Participant, (ii) Home Depot itself is directly obligated to Accountholder pursuant to a warranty as a result of such claim or defense, and (iii) Home Depot has failed to satisfy such warranty claim pursuant to the terms of applicable warranty and Home Depot’s policy, then GreenSky shall promptly notify Home Depot in writing of such warranty claim by an Accountholder (a “Warranty Claim”). If Home Depot fails to satisfy or commence satisfying such Warranty Claim pursuant to its policy within thirty (30) days of receipt of the applicable written Warranty Claim notice, Home Depot will pay GreenSky, on behalf of the applicable Funding Participant, the amount of the credit loss to the extent resulting from such claim or defense, not to exceed the amount of Home Depot’s obligation to the Accountholder under such obligation. If Home Depot elects to satisfy an Accountholder’s Warranty Claim monetarily, in Home Depot’s sole discretion, Home Depot will use reasonable efforts to credit such amount to the account used to purchase the Goods and/or Services subject to the Warranty Claim. In no event shall Home Depot ever be required to pay or otherwise satisfy a Warranty Claim in an amount in excess of the amount paid by the Accountholder for the Goods and/or Services subject to the Warranty Claim.

(e) GreenSky shall promptly notify Home Depot of all requests by Accountholders for chargebacks. Upon Home Depot’s request, GreenSky shall actively help Home Depot evaluate chargebacks and provide such other assistance as Home Depot may request in an effort to minimize or eliminate unnecessary or inappropriate chargebacks.

7. CUSTOMER SERVICE.

(a) Customer Service Inquiries. Neither Home Depot nor any of the Authorized Service Providers shall answer detailed inquiries by customers of GreenSky concerning GreenSky’s products and services, and GreenSky shall not answer inquiries by customers of Home Depot concerning Home Depot’s products and services (including those provided by any of the Authorized Service Providers). Home Depot and GreenSky shall each refer inquiries of customers of the other party concerning the other party’s products and services to the customer service telephone numbers provided by the other party. Such other party shall use reasonable efforts to address such inquiries in a timely and effective manner. Notwithstanding the foregoing, in connection with this Agreement, Home Depot (including the Authorized Service Providers) may furnish GreenSky-provided marketing materials to, and verbally respond to general inquiries of, intended or existing customers of Home Depot regarding the Finance Program. Home Depot agrees not to alter any marketing materials that may be furnished to Home Depot by or on behalf of GreenSky.

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(b) Call Centers. GreenSky shall designate and operate call centers (“Call Centers”) to handle all customer inquiries related to the Finance Program, including, without limitation: Credit Application service, customer service and fraud. Specifically, the Call Centers shall perform the following functions:

(i) answer, respond to and otherwise process customer inquiries via (a) live telephone customer service representatives available at the locations and during the hours of operations as set forth on Schedule 7(b) attached hereto and incorporated herein by reference (which locations and hours of operation may not be changed or modified except in writing executed by all parties) and (b) mail, facsimile or other written communication;

(ii) resolve customer disputes, complaints, including resolving disputed transactions, billing and payment discrepancies; and

(iii) handle such additional customer service functions as GreenSky generally makes available in the ordinary course of business in connection with its finance programs.

(c) KPI. GreenSky shall meet the following key performance indicators (collectively, “KPI”):

(i) GreenSky’s Call Centers shall answer a minimum of [*****] percent ([*****]%) of all customer calls routed to the Call Centers within [*****] of routing and maintain an abandon rate of less than [*****] percent ([*****]%).

(ii) GreenSky shall meet such other KPI as set forth on Schedule 7(c).

(iii) GreenSky shall provide monthly and quarterly reports to Home Depot on the KPI in accordance with Section 12(b)(i) of this Agreement. In the event GreenSky fails to maintain the stated KPI in any respect in any given calendar month, upon Home Depot’s request, GreenSky shall propose, within thirty (30) days after the end of such calendar month, a cure acceptable to Home Depot and shall implement such cure within an additional thirty (30) days. Upon GreenSky’s failure to either propose or implement such cure to Home Depot’s satisfaction, Home Depot reserves the right to terminate this Agreement immediately for cause.

(iv) GreenSky shall bear sole responsibility for employing and maintaining the required staffing levels and training and quality measurement levels as set forth in this Section 7.

(d) Collections Procedures. With respect to any delinquent accounts, GreenSky shall follow the collections procedures consistent with accepted industry practices and in a manner designed to be consistent with Home Depot’s image and reputation (“Collections Procedures”). GreenSky’s current Collection Procedures are set forth on Schedule 7(d). The Collections Procedures may be amended or modified by GreenSky, with the consent of Home Depot, which consent shall not unreasonably be withheld.

(e) Customer Service Quality Assurance. Without limiting any of the foregoing, GreenSky shall develop and prepare, as appropriate, customized scripts, training manuals, communications, procedures and other related materials or policies tailored for treatment of customers of Home Depot, which materials may be reviewed by Home Depot at any time. Subject to Section 12, GreenSky shall provide Home Depot with an opportunity to review such materials and practices, including inspection and monitoring by Home Depot, under the supervision of GreenSky’s representatives, of Call Center activities

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(either by remote access or at the locations and during the hours set forth on Schedule 7(b)), so long as such review, inspection or monitoring shall not unreasonably impede GreenSky’s ordinary course of business or GreenSky’s ability to meet its obligations hereunder. In the event Home Depot reasonably believes that GreenSky’s customer service materials or GreenSky’s performance of customer service functions do not meet the Home Depot standards and requirements, GreenSky and Home Depot shall consult with each other in good faith, and, except to the extent prohibited by applicable law, GreenSky shall promptly take corrective actions to address any concerns raised by Home Depot and otherwise meet Home Depot standards and requirements. Home Depot reserves the right to terminate this Agreement immediately upon GreenSky’s failure to comply with its obligations set forth in this Section 7(e).

8. INTELLECTUAL PROPERTY.

(a) Home Depot agrees not to use GreenSky’s name, logos or the name of the Finance Program in any advertisements, flyers or any other communications or materials without GreenSky’s prior written consent; provided, however, that subject to the terms and conditions of this Agreement, during the term of this Agreement, GreenSky hereby grants Home Depot a non-exclusive limited license to use GreenSky’s name, logos and trademarks in connection with the Finance Program, subject to and in the manner provided in this Section 8. In the event that Home Depot is permitted to use such GreenSky Marks, Home Depot agrees to append the symbol “®” to the first use in any document of any federally-registered GreenSky Mark. Home Depot further agrees to append the symbol “☐” to the first use in any document of any unregistered GreenSky service mark, or to append the symbol “™” to the first use in any document of any registered GreenSky trademark.

(b) Home Depot acknowledges GreenSky’s (and its affiliates’) proprietary interest in and to all of its (and its affiliates’) trademarks, trade names, logos, service marks, trade styles, trade dress and other proprietary identifying marks (“GreenSky Marks”).

(c) In the event that GreenSky consents to Home Depot’s requested use of GreenSky Marks (or Home Depot’s use is otherwise permitted pursuant to Section 8(a)), GreenSky shall have the right to require that Home Depot’s use of GreenSky Marks be done in accordance with graphic standards and similar criteria provided by GreenSky. GreenSky shall have the right to inspect Home Depot’s use of GreenSky Marks. In the event that GreenSky believes that Home Depot’s use of GreenSky Marks or Home Depot’s manner of conducting its operations risks dilution, disparagement or other loss of protection in GreenSky Marks, GreenSky shall provide notice to Home Depot regarding such deficient use and a reasonable method of cure. Home Depot agrees to use commercially reasonable efforts to cure such deficiency as expeditiously as possible. Home Depot recognizes and acknowledges that it acquires no right, title or interest in or to any GreenSky Marks by virtue of this Agreement or any use of such GreenSky Marks, and hereby waives any right to or interest in such GreenSky Marks other than the specific limited rights granted hereunder.

(d) GreenSky agrees not to use the name or logo of Home Depot or of its affiliates, or any abbreviation or adaptation thereof, in any Credit Application or Loan Documents, advertising, flyers, trade display, or published statement or press release (including any communications with the media), or any written materials intended for any commercial purpose, without the prior written consent of Home Depot (in its sole discretion); provided, however, that subject to the terms and conditions of this Agreement, during the term of this Agreement, Home Depot hereby grants GreenSky a non-exclusive limited license to use the Home Depot trademarks set forth on Schedule 8(d) (the “Home Depot Trademarks”) in connection with the plastic cards issued in connection with the Finance

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Program and related accounts, subject to and in the manner provided under this Section 8. Each plastic card issued in connection with the Finance Program shall feature and display, (i) on the face thereof, the Home Depot Trademarks; provided, however, that the final determination as to the layout, size, design, style, location and placement of each of the foregoing branding features shall be made by Home Depot in its sole discretion in accordance with this Section 8(d), subject to compliance with the requirements of applicable law, and (ii) on the reverse or back side thereof, such customary and standard information as may be required pursuant to applicable law. Home Depot reserves the right to terminate this Agreement immediately upon GreenSky’s failure to comply with this Section 8(d). Notwithstanding the foregoing, GreenSky may use the name of Home Depot or its affiliates, or any abbreviation or adaptation thereof, in written materials to the extent required by applicable law or regulation. For the avoidance of doubt, the Home Depot Trademarks shall be used by GreenSky only in the form, style, type and manner prescribed by Home Depot from time to time in connection with the Finance Program (except that if the names or marks are used within the body of ordinary copy they may be in the same form, style and type as the copy). GreenSky acknowledges that any violation of this Section 8(d) could cause such irreparable harm to Home Depot that damages for such harm may be incapable of precise measurement and that, as a result, Home Depot may not have an adequate remedy at law to redress the harm caused by such violations. Therefore, in the event of an alleged violation of this Section 8(d), GreenSky agrees that, in addition to its other remedies, Home Depot shall be entitled to seek injunctive relief and other equitable remedies, including, but not limited to, immediate temporary injunction, temporary restraining order and/or preliminary or permanent injunction to restrain or enjoin any such violation.

(e) Neither Home Depot nor GreenSky shall create any links between the websites of Home Depot (including its affiliates) and the websites of GreenSky (including its affiliates) regarding the Finance Program or Home Depot’s products and services without prior mutual consent.

9. MARKETING.

(a) Marketing Activities.

(i) Annual Marketing Plan and Costs. Home Depot, with consultation from GreenSky, shall develop and review annual marketing plans, setting forth all marketing activities to be conducted in the selected marketing channels for each calendar year.

(ii) Marketing Expenses. Except as otherwise set forth herein, marketing expenses in support of the Finance Program shall be borne by GreenSky and shall include:

(A) plastics mailed to Accountholders, statements and regulatory mailings;

(B) direct mail activation and acquisition programs for new/existing Home Depot customers;

(C) pre-statement notices of available credit mailed during each month of the applicable Purchase Period; and

(D) replacement Credit Applications (or other change to the application or application process) resulting from, in connection with or arising out of a change in applicable law or the interpretation of such law.

The parties will cooperate in a timely fashion to determine the mutually agreeable form and substance of all materials and efforts contemplated under (B) – (D) above. Additionally, the parties may

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mutually agree upon additional marketing programs and any related costs, including but not be limited to, telemarketing, test programs, internet marketing and store credit contests, For purposes of clarity, none of the marketing expenses set forth above in this Section 9(a)(ii) shall be included as part of the Initial Marketing Expenses.

(iii) Reorder of Applications. In the event any Home Depot store has used the initial Credit Applications provided by GreenSky and reorders the then current Credit Applications, then Home Depot shall be responsible for the direct external costs associated with the replenishment of the Credit Applications.

(iv) Signage Expenses. In the event that Home Depot unilaterally requests a change in the in-store signage which is not required or advisable under applicable law (an “Elective Change”), GreenSky shall undertake to promptly implement such Elective Change, all at Home Depot’s expense. If GreenSky and Home Depot mutually agree in writing that a change in signage is desirable (but not required or advisable under applicable law), the expenses of such change in signage shall be borne by Home Depot. Any other changes to in-store signage, whether required or advisable under applicable law, unilaterally requested by GreenSky or otherwise, shall be implemented at GreenSky’s sole expense.

(v) The Annual Marketing Plan shall be reviewed and revised quarterly during each calendar year by the parties. In the event the parties cannot agree upon the Annual Marketing Plan for any year, the Annual Marketing Plan for the previous year shall continue to be applicable and binding upon the parties.

(b) Marketing Projections Reporting. For all marketing campaigns conducted pursuant to this Agreement, GreenSky shall provide reporting to Home Depot, which shall include the campaign selection and expectations (projected volumes and projected return on investment), credit criteria, pricing, and expected credit lines prior to the scheduled start of the campaign. GreenSky shall provide Home Depot with performance analysis at regular, mutually agreed intervals to enable Home Depot to track each campaign/solicitation separately.

(c) Development and Review of Program Materials. Home Depot and GreenSky shall have the following responsibilities for the development of Account Materials, Targeted Solicitation Materials, Fulfillment Materials, General Advertising Materials and Home Depot Statement Inserts (each, as defined below and, collectively “Program Materials”):

(i) Account Materials. GreenSky shall develop and prepare all account materials, including Credit Applications, accountholder agreements, customer service letters, card carriers, billing statements, adverse action letters, change in terms announcements, usage and retention communications and legal disclosures (collectively, “Account Materials”). Except (i) as otherwise provided by Section 3(b)(iv) with respect to replacement Credit Applications and (ii) other Home Depot branded materials delivered by Home Depot to GreenSky for distribution to Accountholders, GreenSky shall be responsible for all costs and expenses related to or associated with Account Materials, including any production and/or distribution costs. GreenSky shall provide Home Depot with an opportunity to review the Account Materials and shall react appropriately to any concerns raised in a timely manner by Home Depot prior to implementation.

(ii) Targeted Solicitation Materials and Fulfillment Materials. GreenSky may develop direct mail pieces, telemarketing scripts, take-one applications, and other related materials that target prospective accountholders (collectively, “Targeted Solicitation Materials”) and welcome kits for

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new Accountholders, and other related informational pieces for Accountholders (collectively, “Fulfillment Materials”). GreenSky shall provide Home Depot with an opportunity to review and approve the Targeted Solicitation Materials and Fulfillment Materials and shall react appropriately to any concerns raised by Home Depot in a timely manner prior to implementation. Subject to Section 8, Home Depot and GreenSky shall agree in advance upon the design, content, style, form and all other elements and components of all Targeted Solicitation Materials and Fulfillment Materials. In the event Home Depot does not approve the Targeted Solicitation Materials or Fulfillment Materials in writing in advance, GreenSky shall not use such materials in connection with the Finance Program or distribute them to Accountholders or prospective Accountholders.

(iii) General Advertising Materials. Home Depot shall develop store circulars, newspaper inserts, store information and other advertising materials for the Finance Program (collectively, “General Advertising Materials”), all at Home Depot’s expense. GreenSky shall provide Home Depot with Standard Disclosures to be used by Home Depot in General Advertising Materials. Home Depot shall produce General Advertising Materials in compliance with the Standard Disclosures or shall present General Advertising Materials to GreenSky for its timely review and approval. General Advertising Materials produced by Home Depot in compliance with the Standard Disclosures shall be deemed to be approved by GreenSky with respect to the Standard Disclosures. Notwithstanding anything in this Agreement to the contrary, GreenSky shall be solely responsible for, and shall indemnify Home Depot and its affiliates against, any claims, damages and expenses, including reasonable attorneys’ fees, incurred by Home Depot or its affiliates as a result of its correct use of Standard Disclosures and any other credit disclosures approved by GreenSky, under this Section 9(c)(iii).

(iv) Statement Inserts. In addition to the Initial Marketing Expenses paid by Home Depot, Home Depot shall pay for the development of inserts and/or onserts offering Goods and Services (“Statement Inserts”). Home Depot shall pay for costs associated with Statement Inserts to extent such costs relate solely to the promotion of Home Depot Goods and Services; GreenSky shall be responsible for all other costs and expenses associated with Statement Inserts. Statement Inserts shall be subject to the reasonable approval of both Home Depot and GreenSky. In particular, GreenSky shall not include any Statement Inserts with information or promotions that Home Depot determines to be objectionable.

(v) Disclosures. For disclosures required under applicable law in connection with the Finance Program, GreenSky shall have the right, after consultation with Home Depot, to make any such determinations in its sole discretion for Program Materials. GreenSky shall pay for all costs and expenses associated with or related to disclosures required by applicable law, including, where applicable, for plastic cards issued in connection with Finance Program; provided, however, if Home Depot specifically requests a disclosure that is not required or advisable under applicable law, Home Depot will be responsible for the costs and expenses associated with such a requested change in the disclosures.

(vi) Home Depot Disclosures. For disclosures required under applicable law specifically for Home Depot’s business, Home Depot shall have the right, after consultation with GreenSky, to make any such determinations in its sole discretion for Program Materials.

(d) Minimum Volume Goals. The expected minimum finance volumes for the Finance Program are set forth on Schedule 9(d) (the “Minimum Volume Goals”).

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10. CONFIDENTIAL INFORMATION; DATA.

(a) Home Depot Confidential Information.

(i) From time to time, Home Depot may disclose or make available to GreenSky, whether orally or in physical form, confidential or proprietary information concerning Home Depot and/or its business, products or services (“Home Depot Confidential Information”) in connection with this Agreement. Home Depot Confidential Information shall also include (a) the information and materials identified on Schedule 10(a) to this Agreement, (b) any other information or materials which Home Depot treats as confidential and proprietary and does not disclose publicly, and (c) any modifications or derivatives prepared by GreenSky that contain or are based upon Home Depot Confidential Information, including analyses, reports or summaries of that information.

(ii) GreenSky shall only use Home Depot Confidential Information as directed by Home Depot. GreenSky must not use Home Depot Confidential Information at any time, in any fashion, form or manner, for any other purpose. (For the avoidance of doubt, under no circumstances shall GreenSky sell Home Depot’s customer data to any third party without Home Depot’s prior written approval.) GreenSky shall protect the confidentiality of Home Depot Confidential Information in the same manner that it protects the confidentiality of its own proprietary and confidential information and materials of like kind, but in no event using less than a commercially reasonable standard of care. When applicable, GreenSky shall take all commercially reasonable steps required to avoid inadvertent disclosure of materials in its possession. Home Depot Confidential Information shall at all times remain the property of Home Depot. No license under any trade secrets, copyrights, or other rights is granted under this Agreement or by any disclosure of Home Depot Confidential Information under this Agreement. Home Depot Confidential Information must not be copied or reproduced by GreenSky without Home Depot’s prior written approval. All Home Depot Confidential Information, including copies thereof, must be promptly returned to Home Depot upon the first to occur of (a) the termination of this Agreement, and (b) request by Home Depot. Nothing in this Agreement shall prohibit or limit GreenSky’s use of information (i) previously known to GreenSky, (ii) acquired by GreenSky from a third party which was not, to GreenSky’s knowledge, under an obligation to Home Depot not to disclose such information, or (iii) which is or becomes publicly available through no breach by GreenSky of this Agreement. If GreenSky receives a subpoena or other validly issued administrative or judicial process demanding Home Depot Confidential Information, GreenSky shall promptly notify Home Depot and tender to it the defense of such demand. Unless the demand has been timely limited, quashed or extended, GreenSky shall thereafter be entitled to comply with such demand to the extent required by law. If requested by Home Depot, GreenSky shall cooperate (at the expense of GreenSky) in the defense of a demand. GreenSky is responsible for any breach of the confidentiality provisions of this Section by its employees and/or professional advisors; and such employees and/or professional advisors shall be bound by obligations of nondisclosure and limited use at least as stringent as those contained herein.

(b) Definitions of Data.

(i) Account Data. As used in this Agreement, “Account Data” means information relating to specific Accounts that is obtained, generated or created in connection with Account processing and maintenance activities, including Credit Application processing, Account statementing, customer service and collections. Account Data shall include transaction data, customer service and collections data, telephone logs and records and other documents and information necessary for the processing and maintenance of Accounts.

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(ii) Accountholder Data. As used in this Agreement, “Accountholder Data” means information regarding current Accountholders, including name, postal address, email address, telephone number, date of birth, charge transaction data, campaign management information, demographic data, and aggregate data derived from Account Data; provided, however, that Accountholder Data may include credit data relating to Accountholders in the aggregate, but shall not include information that would constitute “Consumer Reports” (as defined by the Fair Credit Reporting Act, 15 U.S. C. § 1681) or any derivative thereof (“Accountholder Credit Data”).

(c) Use of Account Data, Accountholder Data, Accountholder Credit Data and Program Materials. GreenSky, Home Depot, their affiliates and any third party permitted to provide services on each party’s behalf under this Agreement may use all Account Data, Accountholder Data and Program Materials, in connection with the discharge of their respective obligations or exercise of their respective rights under this Agreement and the holder of such data and information, subject to holder’s privacy policy, agrees to make available such data or information to the other party in a manner mutually agreed for the other party’s data extraction and analysis.

(d) Limitations on the Use of Account Data, Accountholder Data and Accountholder Credit Data. Neither GreenSky, nor its affiliates or third-party lenders may, without the prior written consent of Home Depot:

(i) [*****]

(ii) [*****]

(iii) As a matter of clarification and notwithstanding anything to the contrary contained in this Agreement, GreenSky may share the number of accounts, number of transactions, aggregate transaction volumes and associated losses, (the “Program Data”) with actual and potential third-party lenders that are bound by a customary and enforceable confidentiality obligation with respect to that data, and have been approved or may be approved by GreenSky to provide financing under the Finance Program; provided, however, that the Program Data shall not include personally identifying information.

(iv) Notwithstanding anything herein to the contrary, GreenSky shall be liable to Home Depot (i) for the unauthorized disclosure or use of Account Data, Accountholder Data or Accountholder Credit Data (or other breach of terms of this Section 10) by GreenSky, its third party lenders, or prospective third party lenders or any of their employees, officers, directors, shareholders, agents, representatives or other affiliates, and (ii) in the event that the disclosure or use of Account Data, Accountholder Data or Accountholder Credit Data by GreenSky, its third party lenders, or prospective third party lenders or any of their employees, officers, directors, shareholders, agents, representatives or other affiliates violates applicable laws and regulations, including any data security rules and regulations of MasterCard or any other applicable payment network.

(e) Compliance with Policies and Privacy Laws. GreenSky, on behalf of itself and its agents, service providers, third party lenders, affiliates and employees (collectively, the “GreenSky Parties”) shall comply with all Home Depot policies regarding access, transmission, storage and use of Home Depot Confidential Information, Account Data, Accountholder Data and other proprietary information designated by Home Depot (“Covered Information”) and shall use commercially reasonable security measures, for its computer systems which safeguard against (1) the unauthorized destruction, loss, alteration of or access to Covered Information (whether such information is on GreenSky Parties’ systems or facilities, in transit or being disposed of); and (2) the services being provided to Home Depot hereunder

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being affected or interrupted. Home Depot may, from time to time, notify GreenSky of additional, new or updated security requirements and GreenSky shall ensure that all GreenSky Parties comply with such security requirements within thirty (30) days of receipt of such notice. In the event GreenSky is not willing to make such security requirements, Home Depot may terminate this Agreement with thirty (30) days notice to GreenSky. No Covered Information shall be sold, assigned, leased to a third party or otherwise disposed of by GreenSky Parties. GreenSky shall ensure that the systems of GreenSky accessing or using Covered Information or containing Covered Information shall be logically separated from those systems supporting third parties. Further, GreenSky, on behalf of itself and the GreenSky Parties, further agree to comply with all federal, state and applicable international privacy and data security laws and regulations applicable to GreenSky (“Privacy Laws”) and all applicable Payment Card Industry Data Security (“PCIDS”) standards in the course of collecting, using, modifying, retrieving, disclosing, storing, anonymizating, deleting and/or managing Covered Information in connection with the Finance Program. For example, where applicable, GreenSky shall ensure that GreenSky and the GreenSky Parties shall implement and maintain appropriate security measures in accordance with 201 CMR 17.00: Standards for The Protection of Personal Information of Residents of the Commonwealth of Massachusetts.

(f) Security Incident Notification. If GreenSky believes of, or has reason to believe of, by inference due to circumstance, any (1) unauthorized destruction, loss, alteration of or access to Covered Information; or (2) any breach or potential breach of the safety and security procedures (a “Security Incident”), GreenSky shall (a) promptly notify Home Depot of such Security Incident pursuant to the notice provision set forth in Section 15, (b) promptly, in consultation with Home Depot, start an investigation of the Security Incident and take all appropriate actions to remediate the effects of the Security Incident and mitigate any risk that may arise from the Security Incident, (c) preserve all records and other evidence relating to the Security Incident, (d) provide Home Depot with a written report on outcome of its investigation including any risk to Covered Information, the corrective action GreenSky will take, or has taken, to respond to the Security Incident and such other information as Home Depot may reasonably request, and (e) provide Home Depot with assurance satisfactory to Home Depot that such Security Incident shall not recur. GreenSky shall comply with all applicable Privacy Laws in connection with notifying affected customers, including, but not limited to, Accountholders, concerning a Security Incident, and disclosures to appropriate governmental authorities regarding the Security Incident. Home Depot may also, at its option, disclose the occurrence of a Security Incident in connection with notice to Home Depot’s customers, potential customers, employees or governmental authorities and law enforcement agencies. GreenSky shall cooperate in good faith regarding the timing and manner of any notification to affected parties concerning a Security Incident, and disclosures to appropriate governmental authorities. GreenSky agrees to reimburse Home Depot for any losses incurred in connection with a Security Incident including, without limitation, the cost of reconstructing data and notifying and providing credit monitoring services to affected parties, except, to the extent that the Security Incident was the result of action or inaction, including negligence, by Home Depot.

(g) Remedies for Breach. GreenSky recognizes that serious injury could result to Home Depot and its business if GreenSky breaches its obligations under this Section 10. Accordingly, GreenSky agrees that Home Depot will be entitled to a restraining order, injunction or other equitable relief if GreenSky breaches the aforementioned obligations, in addition to any other remedies and damages that would be available at law or equity.

11. TERM AND TERMINATION.

(a) The term of this Agreement commenced on the Original Agreement Effective Date and shall extend through and including January 1, 2021 (the “Initial Term”). Home Depot may extend the

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term of this Agreement upon mutually agreed upon terms by providing six (6) months prior written notice to GreenSky.

(b) Upon bankruptcy (whether voluntary or involuntary) or insolvency of either party, the other party shall have the right to terminate this Agreement immediately.

(c) Either party may terminate the Project Loan Product upon thirty (30) days notice to the other party if the Minimum Volume Goals set forth on Schedule 9(d) are not satisfied for the prior annual period.

(d) If either party shall fail to perform any material agreement, term, covenant or condition included in this Agreement or breach in any material respect any of its representations and warranties included in this Agreement and such failure or breach shall continue uncured to the other party’s satisfaction (as determined in such party’s commercially reasonable judgment) for a period of thirty (30) days after written notice thereof from the non-breaching party, then the non-breaching party may elect to terminate this Agreement.

(e) In the event that the requirements of Phase 1 or Phase 2 of the Roll Out, as set forth in Schedule 2(e), are not met on the applicable dates and during such period specified on Schedule 2(e), Home Depot may, at its election, terminate the Project Loan Product subject to the restrictions of Section 2(e). Notice of such termination, must be received within thirty (30) days after the expiration of the scheduled Roll Out Period for the applicable Phase (as specified on Schedule 2(e)) and Project Loan Product will be terminated thirty (30) days after receipt of such termination notice.

(f) Termination for Change in Law or GAAP.

(i) If either party, in its commercially reasonable judgment, determines that any change in law or Generally Accepted Accounting Principles (“GAAP”) would require the Finance Program assets to be placed on Home Depot’s books and records, such party shall provide reasonable prior written notice to the other party of its determination. The parties shall, in good faith, discuss whether such change would require the Finance Program assets to be placed on Home Depot’s books and records. If the parties determine that such change would require the Finance Program assets to be placed on Home Depot’s books and records, the parties shall, in good faith, develop and implement a course of action acceptable to both parties that would not have a material adverse effect on Home Depot’s sales, or the operation of either party’s business, or the Finance Program. In the event (a) the parties cannot (i) mutually agree upon whether the change in law or GAAP would require the Finance Program assets to be placed on Home Depot’s books and records, or (ii) agree upon a course of action acceptable to both parties that would not have a material adverse effect on Home Depot’s sales, the operation of the Home Depot business, or the Finance Program, and (b) if such change would require the Finance Program assets to be placed on Home Depot’s books or records, Home Depot shall have the right to terminate this Agreement prior to the effective date of such change.

(ii) In the event that any change in any applicable law makes the continued performance of this Agreement under the then current terms and conditions commercially impractical or illegal, the parties will use good faith efforts to modify the Finance Program and provisions of this Agreement to continue performance of this Agreement in a legal and commercially reasonable manner. If the parties are unable to reach agreement on the acceptable modifications to this Agreement within thirty (30) days, either party then may terminate this Agreement upon ninety (90) days advance written notice or sooner as may be required by applicable law. Such written notice shall include a detailed explanation and

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evidence of the commercial impracticality or illegality imposed as a result of such change and the terminating party’s inability to continue with performance under the Agreement as then structured. Such termination shall be without liability, penalty or damages to the terminating party.

(g) Termination by Home Depot. Home Depot may terminate this Agreement:

(i) immediately pursuant to the terms set forth in Sections 3(e), 3(f), 7(c)(iii), 7(e), 8(d) or 10(e), 12(f)(ii), 12(g) or Schedule 5(g);

(ii) immediately in the event that Home Depot reasonably determines that the Finance Program involves the provision of an open-ended line of credit to Home Depot customers;

(iii) [*****]; or

(iv) immediately in the event Home Depot reasonably determines that its continued participation in the Finance Program with GreenSky will have a material adverse impact on its business or reputation; or

(h) Following termination of this Agreement, Home Depot shall cease using any and all materials supplied by GreenSky, shall cease using any and all intellectual property of GreenSky, including, without limitation, any GreenSky Marks, and shall immediately destroy any printed materials containing any GreenSky Marks. Termination of this Agreement shall not terminate, affect or impair any rights, obligations, or liabilities of either party which may accrue prior to such termination, nor shall termination otherwise impact the rights and responsibilities of the parties under this Agreement, which, either by their nature or as expressly stated herein, are continuing and would survive. In the event of termination, this Agreement shall continue to apply to any ongoing Goods and Services not yet completed by Home Depot, and to any loans and loan applications approved by GreenSky prior to any termination.

(i) In the event that the interest rate of five-year U.S. treasury notes (as published by Bloomberg) increases by more than [*****] points above such rate as of the Prior Agreement Effective Date, Home Depot and GreenSky will engage in good faith discussions and negotiations regarding possible modifications to the arrangements set forth in this Agreement. After such good faith discussions and negotiations, if Home Depot and GreenSky do not agree upon modifications and arrangements to this Agreement, Home Depot and GreenSky shall agree to terminate this Agreement.

12. RECORDS; REPORTS; QUARTERLY REVIEWS.

(a) Pursuant to applicable laws and regulations, not limited to financial privacy regulations, Home Depot and GreenSky shall each keep and maintain at its principal place of business appropriate books and records relating to its activities under this Agreement for a minimum of six (6) years after the expiration of the loans. Not later than sixty (60) days after the end of each fiscal year, GreenSky shall provide to Home Depot a copy of its consolidated financial statements in a format reasonably satisfactory to Home Depot, which shall allow Home Depot to review and verify the profitability of the portfolio of loans made pursuant to the Finance Program. In addition, GreenSky shall from time to time provide to Home Depot in a format requested by, and reasonably satisfactory to Home Depot, loan or underwriting documentation generated under the Finance Program and the complete list of third-party lenders that have been approved by GreenSky to provide financing under the Finance Program, including (without limitation) a breakdown of the total amount of financing committed by such third-party lenders. GreenSky shall immediately notify Home Depot upon the occurrence of any event affecting any of such

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approved third-party lenders that are reasonably expected to have a material adverse effect on GreenSky’s ability to continue to underwrite loans under the Finance Program. In addition, from time to time, GreenSky shall (i) answer in reasonable detail any questionnaires or other written or oral communications relating to this Agreement from Home Depot or its outside auditors, attorneys or other designees, and (ii) at reasonable times and upon reasonable notice from Home Depot, shall make its books and records related to this Agreement available to Home Depot or its outside auditors, attorneys or other designees.

(b) Monthly/Quarterly Reports. GreenSky shall provide to Home Depot monthly and quarterly standardized reports in the format requested by Home Depot with respect to the preceding calendar month or quarter (in each case, for the applicable month or quarter and year-to-date, and to the extent available), including (without limitation):

(i) the aggregate number of Credit Applications processed, approved, declined and funded by 10-point FICO bands, including the average FICO score for approved Credit Applications, the average FICO score for declined Credit Applications (including reasons for the declines) and the APR distribution and term distribution;

(ii) the volume of customer inquiries at the Call Centers, including a breakdown of live calls and other correspondence, and the Call Center KPI as described in Sections 7(b) and 7(c) hereof;

(iii) a summary of customer complaints and disputes, including copies of specific complaints and responses thereto by GreenSky; and

(iv) any other account, performance or customer service data points or metrics as mutually agreed upon by the parties.

GreenSky’s monthly and quarterly reports shall be provided at no cost to Home Depot, in either paper or electronic format, not later than the fifth day following the end of the preceding calendar month or quarter.

(c) Weekly Reports. In addition to the monthly and quarterly reports, GreenSky shall provide to Home Depot weekly standardized reports that assign either an “Approved,” “Contracted” or “Funded” status to all applicants under the Finance Program, including a summary of (i) all customers who have been assigned the “Approved” status but not “Contracted” status more than twenty (20) days following the initial credit approval date and (ii) all customers who have been assigned the “Contracted” status but not “Funded” status more than seventy (70) days following the initial credit approval date.

For purposes of this Section 12(c), “Approved” shall mean that GreenSky has approved the Credit Application and has made an offer of credit under the Finance Program to the customer; “Contracted” shall mean that the customer has executed a Services Loan Agreement or Project Loan Agreement with the applicable lender under the Finance Program and a customer agreement with Home Depot with respect to the Services Product; and “Funded” shall mean that any Payment due with respect to a customer’s account has been made in full to Home Depot.

GreenSky’s weekly reports shall be provided at no cost to Home Depot, in either paper or electronic format, on the Monday of each calendar week (or, if such Monday is a legal holiday, on the immediately following Business Day) and shall contain, at a minimum: the customer’s name, phone number(s) and address, the date of the Credit Application, the date of the initial credit approval, the expiration date of the credit approval, the order number, an itemized description of the installation projects, including the dollar value

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of such projects, the name of the third-party lender (or, if applicable, GreenSky) that has agreed to provide the credit for such customer, and (to the extent known) the name, phone number(s) and address of the Authorized Service Provider.

(d) Transition. To the extent that Sections 12(b) or 12(c) requires GreenSky to provide reports that GreenSky as of the Prior Agreement Effective Date does not provide, GreenSky shall have until end of the third full month following the Prior Agreement Effective Date to commence providing those reports.

(e) Quarterly Reviews. GreenSky and Home Depot shall each designate at least one representative (each a “Representative”) who shall jointly conduct quarterly reviews of the Finance Program, in order to (i) discuss the periodic reports provided by GreenSky, (ii) promptly evaluate and give reasonable consideration to any desired modifications to the Finance Program as may be proposed by GreenSky or Home Depot, (iii) share and discuss any opportunities, costs and other market intelligence obtained or developed by GreenSky or Home Depot for purposes of enhancing the Finance Program, (iv) discuss and resolve any disputes arising out of, relating to or in connection with this Agreement or Finance Program (in accordance with Section 18 below), and (v) address any other matters pertaining to this Agreement or the Finance Program.

(f) Benchmarking.

(i) The parties shall engage a reputable third-party provider reasonably acceptable to both parties to conduct a benchmarking study to assess the competitiveness of the Finance Program for each calendar year during the Term (commencing in 2012 for calendar year 2011 review purposes) based on factors as mutually agreed upon by the parties, including the applicable Rates and Terms and other factors of the Finance Program directly affecting customer costs and terms. The third-party provider commissioned with conducting such benchmarking study shall be selected by Home Depot and the costs and expenses of engaging such third-party provider shall be borne by Home Depot. The benchmarking study shall be commenced in January of the year following the applicable calendar year and shall be completed as soon as practical thereafter.

(ii) In the event another lender makes a bona fide offer to provide to Home Depot a program substantially similar to the Finance Program which is more favorable to Home Depot (a “New Offer”), as evidenced by the most recent benchmarking study completed pursuant to this Section 12(f), Home Depot may terminate this Agreement upon ninety (90) days written notice to GreenSky; provided, however, that the termination notice shall describe in reasonable detail the terms of such New Offer and GreenSky shall have thirty (30) days from receipt of such termination notice to match the terms of the New Offer by providing written notice of its intention to do so to Home Depot (the “GreenSky Response Notice”). In the event GreenSky provides a GreenSky Response Notice indicating its intention to match the terms of the New Offer, Home Depot and GreenSky shall have sixty (60) days to negotiate in good faith an amendment to this Agreement evidencing the new terms to the Finance Program. If at the end of such sixty (60) day period, the parties are unable to agree on definitive documentation evidencing the new terms to the Finance Program, this Agreement shall terminate, Home Depot shall be free to enter into a new agreement pursuant to the New Offer and the parties shall work in good faith to transition or phase out, as applicable, the Finance Program. In addition to the foregoing, GreenSky and Home Depot agree to work together in good faith to keep the Finance Program competitive with similar programs offered by other lenders.

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(g) In addition to the audit rights described in Section 6(b)(ii) above, Home Depot shall have the right to cause, during normal business hours and upon no less than thirty (30) days written notice to GreenSky, a reputable independent third party auditor (which auditor shall not be currently engaged by either of the parties) to audit and review the financial statements of GreenSky once per year to ensure that GreenSky has sufficient resources and is sufficiently financially sound, as determined in Home Depot’s sole discretion, to continue operations as a going concern and to continue offering and servicing the Finance Program. If Home Depot, in its sole discretion, determines that GreenSky does not have sufficient resources or is not sufficiently financially sound to continue operations as a going concern or to continue offering and servicing the Finance Program, then Home Depot may immediately terminate this Agreement upon written notice to GreenSky.

13. INDEMNIFICATION. Home Depot and GreenSky shall each (in such capacity, “Indemnitor”) indemnify, hold harmless and defend the other party and its affiliates, officers, directors, and employees (in such capacity, “Indemnitee”) from and against any and all liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs and expenses (including reasonable attorneys’ fees and expenses), and deficiencies suffered, sustained, incurred or paid by the Indemnitee (collectively, “Losses”) in connection with, resulting from, relating to or arising out of any of the following: (a) any breach by the Indemnitor of any representation or warranty set forth in this Agreement; (b) any non-fulfillment or breach by the Indemnitor of any covenant or agreement set forth in this Agreement; (c) any acts or omissions of the Indemnitor and its subcontractors and agents in the performance of any obligations under this Agreement; and (d) gross negligence or willful misconduct of the Indemnitor or its subcontractors and agents in the performance of any obligations under this Agreement; and (e) subject to Sections 3(a)(viii), 3(a)(ix), 3(b)(vii) and 3(f), any breach by the Indemnitor or its subcontractors or agents of any applicable laws. Notwithstanding the foregoing, GreenSky shall indemnify hold harmless and defend Home Depot from and against any Losses suffered by Home Depot as a result of the Finance Program, except to the extent such Losses resulted from Home Depot’s gross negligence or willful misconduct. [*****] The Indemnitor shall promptly notify the Indemnitee in writing with respect to any claim, action, suit, proceeding or investigation, and shall promptly reimburse the Indemnitee for any Losses.

14. INSURANCE. Home Depot and GreenSky shall each maintain, at all times under this Agreement and for a period of three (3) years following termination thereof, at its own cost and expense, a comprehensive program of risk retention and insurance, which may include self-insurance and/or third-party coverage. Home Depot and GreenSky shall each give the other party thirty (30) days prior written notice of any material change in its risk retention or insurance program.

15. NOTICE. Any notice or report required under this Agreement shall be given in writing by personal delivery, by certified or registered U.S. mail, return receipt requested, or by overnight courier, or by facsimile, directed to the respective addresses and facsimile numbers provided below or to such other address or facsimile numbers as may be substituted by notice to the other party. All notices shall be effective upon receipt. No consent or approval of Home Depot as may be required under this Agreement shall be valid unless the same has been provided by the Credit Services Department of Home Depot.

If to GreenSky:

GreenSky, LLC

5565 Glenridge Connector, Suite 700

Atlanta, Georgia 30342

Attention: David Zalik, Chief Executive Officer

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With a copy to:

GreenSky, LLC

5565 Glenridge Connector, Suite 700

Atlanta, Georgia 30342

Attention: Chief Legal Officer

If to Home Depot:

Home Depot U.S.A., Inc.

2455 Paces Ferry Road, NW

Atlanta, Georgia 30339

Attention: Scott Bomar, Treasurer and Vice President – Financial Services

Fax No.: (###) ###-####

With a copy to:

Home Depot U.S.A., Inc. – Legal Department

2455 Paces Ferry Road, NW, C-20

Atlanta, Georgia 30339

Attention: Vice President – Corporate Law

Fax No.: (###) ###-####

16. REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a) Home Depot and GreenSky each represents and warrants to the other party that: (i) it has the right, power, and authority to enter into this Agreement and perform the acts required of it hereunder; (ii) its execution of this Agreement, and its performance of its obligations and duties hereunder, do not and shall not violate any material agreement to which it is a party or by which it is otherwise bound; (iii) when executed and delivered by it, this Agreement shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with terms hereof (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general principles of equity); and (iv) it is duly registered and licensed with the appropriate federal and state agencies in any and all states where it performs services.

(b) Home Depot covenants to use its commercially reasonable efforts to ensure that: (i) each loan originated pursuant to this Finance Program will arise from a valid business transaction; (ii) it (including the Authorized Service Providers) shall perform all services in a workmanlike manner; (iii) the collection and receipt by Home Depot (and by the Authorized Service Providers) of any down payment for any project, including the down payment amount and percentage for such project, shall comply with all applicable laws of any jurisdiction in which Home Depot operates and/or performs services; (iv) the payment of any down payment, including the down payment amount and percentage, shall comply with all applicable laws, including state legal and regulatory requirements governing the payment of down payments for the Services and project; (v) with respect to any Services that are cancelled, incomplete or not provided and for which GreenSky has made payments to Home Depot, Home Depot shall, within thirty (30) days of receipt of notice from GreenSky with respect to such Services, either refund such payments in full or inform GreenSky of the status of the such Services and the proposed resolution of outstanding issues with respect thereto; (vi) it shall perform and otherwise comply with all of its obligations under its agreements with Authorized Service Providers and customer agreements (including honoring all

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craftsmanship warranties issued by Home Depot applicable to the Services purchased by Accountholders under the Finance Program); and (vii) it (including the Authorized Service Providers) shall accurately disclose and not misrepresent the relationship between Home Depot and GreenSky, the Finance Program, the customer or the loan application and approval process, including whether the Goods and Services are complete.

(c) GreenSky further represents, warrants and covenants, as of the Prior Agreement Effective Date and at all times during the Term, that (i) the Finance Program is not an open-ended (as defined by the Truth in Lending Act) line of credit; (ii) the Finance Program shall be administered by GreenSky to ensure that Home Depot customers are provided with an installment loan and not an open-ended line of credit; (iii) the no interest, no payments and other terms set forth in Section 2(f), as offered by GreenSky, do not violate the terms of the Credit Card Accountability Responsibility and Disclosure Act of 2009 or other aspects of applicable law; (iv) the Finance Program does not require any governmental approval or license other than approvals or licenses obtained or held by GreenSky, and (v) GreenSky operates the Finance Program in compliance with the terms and requirements of such existing governmental approvals or licenses. In the event that any governmental authority claims that either GreenSky or Home Depot is required to have any additional material license or approval as a result of its participation in the Finance Program (or that either GreenSky or Home Depot has violated applicable law in a material respect in connection with the Finance Program), then, unless prohibited by applicable law or regulation, GreenSky shall promptly inform Home Depot of such event in writing; provided, that Home Depot hereby agrees to maintain the confidentiality of such information disclosed by GreenSky, subject to Home Depot’s compliance with applicable law or regulation and subject to its right to disclose such information to its professional advisors that agree to maintain the confidentiality of such information; provided, further, nothing shall restrict Home Depot from disclosing information which is (i) previously known to Home Depot, (ii) acquired by Home Depot from a third party which was not, to Home Depot’s knowledge, under an obligation to GreenSky not to disclose such information, or (iii) which is or becomes publicly available through no breach by Home Depot of this Agreement.

17. NO CONSEQUENTIAL DAMAGES. Subject to the provisions of Section 13 hereof, neither Home Depot nor GreenSky shall be liable to the other party, its affiliates, or their respective officers, directors, employees, successors, and permitted assigns, or any other party for indirect, special, punitive, incidental, exemplary, or consequential damages or losses (including loss of business or loss of profits), whether arising from negligence, breach of contract, tort, or statutory duty, or otherwise.

18. DISPUTE RESOLUTION; GOVERNING LAW. The parties agree to attempt to resolve any dispute in good faith on an informal basis. Upon written notice to the other party, Home Depot and GreenSky shall each authorize its respective Representative(s) to resolve the dispute. The Representatives shall meet as often as the parties reasonably deem necessary to discuss the dispute, provide information to each other and to informally resolve the dispute within thirty (30) calendar days of the date of written notice. Any dispute that is not resolved by such negotiation within thirty (30) days or in accordance with a mutually agreeable extension thereof shall be bought in a state or federal court in Atlanta, Georgia, and all parties consent to the venue and jurisdiction of the courts of Atlanta, Georgia. Without limiting the foregoing, the provisions of this Agreement shall be construed and enforced according to the laws of the State of Georgia without regard to its conflict of law principles.

19. greensky’S COMPLIANCE. GreenSky shall comply with all applicable federal and state laws and regulations relating to privacy and data security and to any applicable Payment Card Industry Data Security Standards and that it shall at all times maintain confidentiality and information security programs that are consistent with industry standards.

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20. SURVIVAL. This Section and Sections 4, 5(c), 5(d), 6, 7, 8, 10, 11, 13, 14, 15, 17, 18, 19 and 21, and any other provisions of this Agreement that contemplate performance of obligations subsequent to termination of this Agreement shall survive termination of this Agreement, and continue in full force and effect.

21. GENERAL PROVISIONS.

(a) Relationship of Parties. The parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create, a partnership, joint venture or any association for profit between GreenSky and Home Depot.

(b) Assignment. This Agreement may not be assigned, in whole or in part, by either Home Depot or GreenSky, without the prior written consent of the other party; provided, however, that Home Depot may assign this Agreement, at its discretion, to any of its affiliates. The foregoing shall not prohibit (i) GreenSky from subcontracting with vendors to supply some of the services contemplated hereunder, and (ii) GreenSky from utilizing a third party financial institution for providing or originating the loans contemplated hereby or from purchasing loans originated hereunder, in each case subject to the terms hereof including the obligation to comply with the Collection Procedures specified on Schedule 7(b). This Agreement shall be binding upon and shall inure to the benefit of the parties and their representatives and respective successors and permitted assigns.

(c) Waivers. No party shall be deemed to have waived any of its rights, powers or remedies hereunder unless that party approves such waiver in writing. Any delay, waiver, or omission by a party to exercise any right or power arising from any breach or default in any of the terms, provisions, or covenants of this Agreement shall not be construed to be a waiver by that party of any subsequent breach or default of the same or other terms, provisions or covenants.

(d) Entire Agreement; Amendments. This Agreement, including any and all attachments hereto, constitutes the entire agreement between the parties relating to the subject matter hereof, and all prior negotiations and understandings, whether oral or written, are superseded hereby. Without limiting the generality of the foregoing, by executing this Agreement, GreenSky and Home Depot expressly agree that the Prior Agreement is hereby superseded, amended and replaced in its entirety by this Agreement. No modification or amendment of this Agreement shall be effective unless and until set forth in writing and signed by the parties. Any future amendments shall continue to operate under this Agreement and its terms and conditions, unless explicitly stated otherwise. The Agreement shall be interpreted and construed without regard to any presumption or rule requiring interpretation against the party who caused this Agreement, or any portion thereof, to be drafted.

(e) Significance of Headings. Section headings contained herein are solely for the purpose of aiding in location of subject matter and shall not be construed to add to the meaning or interpretation of this Agreement.

(f) Facsimile Signatures. This Agreement may be delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.

(g) Compliance with Laws. Subject to Sections 3(a)(viii), 3(a)(ix), 3(b)(vii) and 3(f), each party shall comply with all applicable laws and regulations in performing its obligations under this Agreement. Notwithstanding the foregoing, GreenSky acknowledges that it is primarily responsible for the

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CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

compliance of the Finance Program with applicable law and its shall undertake, at its own expense, such action as may be required to prevent the Finance Program from violating applicable law.

(h) Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect to the extent such remaining provisions accurately reflect the intent of the parties.

22. CERTAIN FEES. [*****]

(a) [*****]

(b) [*****]

(c) [*****]

(Signatures on following page)

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CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

IN WITNESS WHEREOF, the parties have caused this Second Amended and Restated GreenSky Installment Loan Program Agreement to be executed by their duly authorized representatives as of the date above first written.

HOME DEPOT U.S.A., INC.

By:	/s/ Scott Bomar

Name:	Scott Bomar

Title:	VP & Treasurer

GREENSKY, LLC

By:	/s/ Gerald R. Benjamin

Name:	Gerald R. Benjamin

Title:	Vice Chairman
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